Exhibit 99.2

HEI Rosslyn, LLC
Le Méridien Arlington

Financial Report
For the Three Months Ended March 31, 2016 and 2015(Unaudited)

Contents

Financial statements

Balance sheet (unaudited)	1

Statements of operations (unaudited)	2

Statements of changes in member's equity (unaudited)	3

Statements of cash flows (unaudited)	4

Notes to financial statements (unaudited)	5-8

HEI Rosslyn, LLC

Balance Sheet (Unaudited)
March 31, 2016

Assets

Investment in hotel property, net	$43,899,352
Cash and cash equivalents	1,376,376
Restricted cash	1,151,309
Accounts receivable	255,682
Inventories	71,150
Prepaid expenses and other assets	201,655

$46,955,524

Liabilities and Member's Equity

Mortgage payable	$27,990,470
Accounts payable and accrued expenses	543,600
Advance deposits	305,387
Deferred revenue	1,786,194
Due to affiliates	62,221
Other liabilities	366,487
31,054,359

Member's equity	15,901,165

$46,955,524

See notes to financial statements (unaudited).

HEI Rosslyn, LLC

Statements of Operations (Unaudited)
Three Months Ended March 31, 2016 and 2015

	2016	2015
Revenue:
Rooms	$2,175,886	$2,026,178
Food and beverage	556,441	702,358
Other hotel revenue	24,197	25,582
	2,756,524	2,754,118

Expenses:
Hotel expenses:
Rooms	451,149	460,165
Food and beverage	396,278	476,627
Other hotel expense	23,565	23,783
Administrative and general	278,948	305,327
Sales and marketing	220,991	234,206
Franchise fees	38,431	43,594
Property taxes, insurance and other	253,796	256,066
Utilities	117,259	127,920
Repairs and maintenance	83,258	95,053
Management fees	82,669	82,620
Depreciation	556,154	487,681
	2,502,498	2,593,042

Income from operations	254,026	161,076

Other expenses:
Interest expense	207,423	186,714
Interest expense - amortization of deferred financing costs	28,587	28,587
	236,010	215,301

Net income (loss)	$18,016	$(54,225)

See notes to financial statements (unaudited).

HEI Rosslyn, LLC

Statements of Changes in Member's Equity (Unaudited)
Three Months Ended March 31, 2016 and 2015

Balance, January 1, 2015	$15,686,192
Contributions	355,000
Distributions	(136,410)
Net loss	(54,225)

Balance, March 31, 2015	$15,850,557

Balance, January 1, 2016	$14,896,348
Contributions	1,241,000
Distributions	(254,199)
Net income	18,016

Balance, March 31, 2016	$15,901,165

See notes to financial statements (unaudited).

HEI Rosslyn, LLC

Statements of Cash Flows (Unaudited)
Three Months Ended March 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income (loss)	$18,016	$(54,225)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	556,154	487,681
Amortization of deferred financing costs	28,587	28,587
Changes in:
Accounts receivable	(51,913)	(80,359)
Inventories	(1,375)	12,557
Prepaid expenses and other assets	(91,446)	(73,154)
Accounts payable and accrued expenses	(9,092)	91,155
Advance deposits	144,936	158,077
Due to affiliates	(11,336)	5,023
Other liabilities	256,620	197,683
Deferred revenue	(26,875)	(26,875)
Net cash provided by operating activities	812,276	746,150

Cash flows from investing activities:
Additions to hotel operating property	(1,243,231)	(49,845)
Restricted cash	(42,449)	(367,399)
Net cash used in investing activities	(1,285,680)	(417,244)

Cash flows from financing activities:
Member capital contributions	1,241,000	355,000
Member capital distributions	(254,199)	(136,410)
Net cash provided by financing activities	986,801	218,590

Increase in cash and cash equivalents	513,397	547,496

Cash and cash equivalents:
Beginning of year	862,979	1,025,025

End of year	$1,376,376	$1,572,521

Supplemental disclosure of cash flow information:
Interest paid	$203,328	$186,714

Supplemental non-cash disclosure of cash flow information
Change in accrual of building improvements	$(559,128)	$(31,199)

See notes to financial statements (unaudited).

HEI Rosslyn, LLC
Notes to Financial Statements (Unaudited)

Note 1.	Nature of Business and Significant Accounting Policies
HEI Rosslyn, LLC (the Company), a Delaware limited liability company, was formed on November 11, 2011, for the purpose of acquiring and operating the Le Méridien Arlington Hotel (the Hotel), a 154-room full-service hotel located in Arlington, VA, with a bar/lounge and a full service restaurant, indoor and outdoor meeting and event space, a fitness center and business center. On February 22, 2012, the Company acquired the Hotel for a purchase price of $47,250,000 and assumed the existing mortgage of $16,000,000 (Note 4).

At March 31, 2016, the Company’s sole member is HEI Hospitality Fund Holdings III, L.P. (the Owner), a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, and all affairs of the Company will be completed and the certificate of formation will be canceled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On June 28, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements, as well as funding payroll.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At March 31, 2016, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

HEI Rosslyn, LLC
Notes to Financial Statements (Unaudited)

Note 2.	Summary of Significant Accounting Policies (Continued)
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the three months ended March 31, 2016 and 2015.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statements of operations.

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted this new guidance and presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its balance sheet as of March 31, 2016. This change did not affect the Company’s statements of operations, cash flows or changes in member’s equity.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

HEI Rosslyn, LLC
Notes to Financial Statements (Unaudited)

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the three months ended March 31, 2016 and 2015, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At March 31, 2016, investment in hotel property consists of the following:

Land	$10,355,243
Buildings and improvements	34,888,088
Furniture, fixtures and equipment	6,249,931
51,493,262
Less accumulated depreciation	(7,593,910)
Investment in hotel property, net	$43,899,352

Note 4.	Mortgage Note Payable
In connection with the purchase of the property on February 22, 2012, the Company assumed the existing mortgage pursuant to a loan agreement on the property with an aggregate principal of $16,000,000.

On May 8, 2013, the Company refinanced its mortgage with a loan that provided an advance of $28,000,000 of which a portion of the principal paid off the existing mortgage and any accrued interest on the Hotel. The remainder was distributed to the Company’s member. The term of the facility is for three years with two options to extend, each for one-year, should the Company meet certain criteria as defined within the agreement. In addition, there are financial covenants that the Company needs to meet at the end of each year and in connection with the exercise of each of the one-year extensions. The Company exercised both options and the maturity date was extended to May 8, 2018. The loan bears interest at the Daily London Interbank Offering Rate (LIBOR) plus 2.5 percent (2.93 percent at March 31, 2016). As of March 31, 2016, outstanding borrowings were $27,990,470, net of unamortized deferred financing costs of $9,530.

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

HEI Rosslyn, LLC
Notes to Financial Statements (Unaudited)

Note 5.	Related-Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the Hotel Property Management Agreement) and other services for the Hotel. Commencing on February 10, 2012, the initial term of the Hotel Property Management Agreement ends on January 31, 2027. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the three months ended March 31, 2016 and 2015, the Company incurred $82,669 and $82,620, respectively, of base management fees. For the three months ended March 31, 2016 and 2015, there were no incentive management fees incurred.

Note 6.	License Agreement
The Company operates its Hotel pursuant to a franchise agreement with Starwood International, Inc. for a twenty-year period beginning February 27, 2012. In accordance with the terms of the agreement, the Company is required to pay monthly license fees of 4 percent of gross room sales subject to a 1 percent credit as per the terms of the agreement. Additionally, there are systems programs and service charge fee charges as follows:

•	reservation fee pursuant to the terms of the franchise agreement

•	a marketing fee calculated as 1 percent of gross room sales

•	a Starwood Preferred Guest (SPG) fee for participation in the SPG Program pursuant to the franchise agreement

•	a global sales fee calculated as 0.239 percent of gross room sales, plus 6 percent of gross room sales generated by Global Sales Program leads

In connection with the execution of the franchise agreement, the Company received $2,150,000 key money which is being amortized over the twenty-year term of the license agreement and recorded within franchise fees within the accompanying statements of operations. The outstanding liability is included in deferred revenue within the accompanying balance sheet. Franchise fees (including the amortization of key money liability) incurred for the three months ended March 31, 2016 and 2015, were $38,431 and $43,594, respectively.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On May 26, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $56,500,000. The sale of the Hotel was completed on June 28, 2016. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. HEI was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through September 14, 2016, the date the financial statements were available to be issued.